Exhibit 10.44

Restricted Stock Unit Award

Under the 2004 Long-Term Incentive Plan of Fossil, Inc.

For Non-U.S. Participants

This RESTRICTED STOCK UNIT AWARD (the “Award”), is entered into effect as of the date of the grant (the “Effective Date”)

W I T N E S S E T H:

WHEREAS, the Company has adopted the 2004 Long-Term Incentive Plan of Fossil, Inc. (the “Long-Term Incentive Plan”), effective as of the Effective Date (as defined in the Long-Term Incentive Plan), with the objective of advancing the best interests of the Company, its Subsidiaries and its stockholders in order to attract, retain and motivate key employees with additional incentives through the award of Restricted Stock Units; and

WHEREAS, the Long-Term Incentive Plan provides that Eligible Participants of the Company or its Subsidiaries, as determined in the judgment of the Committee, may be granted an Award which may consist of grants of restricted units of common stock, par value $.01 per share (“Common Stock”), of the Company;

NOW, THEREFORE, the Participant identified in the Notice of Grant is hereby awarded Restricted Stock Units in accordance with the following terms:

1.           Grant of Award; Restricted Stock Units.  Subject to the terms and conditions set forth in the Long-Term Incentive Plan, this Award, Appendix A and in the Notice of Grant, the Company hereby grants to the Participant an award of those Restricted Stock Units specified in the Notice of Grant, subject to adjustment from time to time as provided in Section 14 of the Long-Term Incentive Plan. Each Restricted Stock Unit shall consist of the right to receive, upon the Vesting Date, delivery of a certificate for a share of Common Stock for each vested Unit.

2.           Vesting.  If the Participant remains continuously employed by the Company or a Subsidiary through each Vesting Date set forth in the Notice of Grant, the Restricted Stock Units shall vest (it being understood that Units shall vest cumulatively) and the Participant shall be delivered a certificate of one share of Common Stock in exchange for each vested Unit.

Notwithstanding the vesting conditions set forth in the Notice of Grant: (i) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock Units or otherwise waive or amend any conditions of a grant of a Restricted Stock Units; and (ii) all of the Restricted Stock Units shall vest upon a Change in Control of the Company or upon the death of the Participant.

3.           Termination of Employment.  If the Participant’s active employment is terminated by the Participant or by the Company or a Subsidiary (whether or not in breach of local labor laws) before a Vesting Date for any reason other than the Participant’s death, any then unvested Restricted Stock Units shall be forfeited as of such termination and will not be extended by any notice or other period mandated under local law (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law).

4.           Stock Certificates.  Stock certificates (the “Certificate”) evidencing the conversion of Restricted Stock Units into shares of Common Stock shall be issued as of each Vesting Date and registered in the Participant’s name.  Subject to Section 6 of this Award, Certificates representing the unrestricted shares of Common Stock will be delivered to the Participant as soon as practicable after each Vesting Date.  Upon the issuance of any shares hereunder, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with this Notice of Grant.

5.           Dividends.  The Participants holding Restricted Stock Units shall be entitled to receive dividend equivalent payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock, provided that if any such dividend equivalent payments or distributions are paid in shares of Common Stock, the Fair Market Value of such shares of Common Stock shall be converted into Restricted Stock Units, and further provided that such Restricted Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock Units with respect to which they relate.

6.           Tax Withholding Obligations.  Regardless of any action the Company or the Participant’s actual employer (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Participant’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of Restricted Stock Units, the conversion of the Restricted Stock Units into shares or the receipt of a dividend equivalent payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the issuance of shares upon vesting of Restricted Stock Units, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items withholding obligations of the Company and/or the Employer.  In this regard, the Participant authorizes the Company or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation payable to the Participant by the Company or the Employer.  Alternatively, or in addition, the Company or the Employer may, in its sole discretion, (a) sell or arrange for the sale of shares of Common Stock (in either case on your behalf and at your direction pursuant to this authorization) to be issued on the vesting of Stock Units to satisfy the Tax-Related Item withholding obligation, and/or (b) withhold in shares, provided that the Company and the Employer shall withhold only the amount of shares necessary to satisfy the minimum withholding amount.  If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, the Participant understands that he or she will be deemed to have been issued the full number of shares of Common Stock subject to the converted Restricted Stock Units, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items that are due.  The Participant shall pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s receipt of Restricted Stock Units, the vesting of Restricted Stock Units and the issuance of shares of Common Stock that cannot be satisfied by the means previously described.  The Company may refuse to deliver shares to the Participant if the Participant fails to comply with the Participant’s obligation in connection with the Tax-Related Items as described herein.

7.           Nature of Grant.  In accepting the Award, the Participant acknowledges that:

(a)           the Long-Term Incentive Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Long-Term Incentive Plan;

(b)           the Award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;

(c)           all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)           The Participant’s participation in the Long-Term Incentive Plan is voluntary;

(e)           Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and Restricted Stock Units are outside the scope of the Participant’s employment contract, if any;

(f)           Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)           neither the Award of Restricted Stock Units nor any provision of this Award Agreement, the Long-Term Incentive Plan or the policies adopted pursuant to the Long-Term Incentive Plan confer upon the Participant any right with respect to employment, and in the event that the Participant is not an employee of the Company, Restricted Stock Units shall not be interpreted to form an employment contract or relationship with the Company;

(h)           the future value of the underlying shares is unknown and cannot be predicted with certainty;

(i)           if the Participant receives shares, the value of such shares acquired on vesting of Restricted Stock Units may increase or decrease in value; and

(j)           no claim or entitlement to compensation or damages arises from termination of Restricted Stock Units, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Restricted Stock Units or shares received upon vesting of Restricted Stock Units resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

8.           Data Privacy Notice and Consent.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement by and among, as applicable, the Participant’s employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Long-Term Incentive Plan.

The Participant understands that the Company and the Participant’s employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Long-Term Incentive Plan (“Data”).  The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Long-Term Incentive Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Long-Term Incentive Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares received upon vesting of the Restricted Stock Units may be deposited.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Long-Term Incentive Plan.  the Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Long-Term Incentive Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

9.           Assignability.  Until the Restricted Stock Units are vested as provided above, they may not be sold, transferred, pledged, assigned, or otherwise alienated other than in accordance with Paragraph 13 of the Long-Term Incentive Plan at any time.  Any attempt to do so contrary to the provisions hereof shall be null and void.  No assignment of the Restricted Stock Units herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

10.           Rights as Stockholder.  The Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Restricted Stock Units.  Upon settlement of the Restricted Stock Units into shares of Common Stock, the Participant will obtain full voting and other rights as a stockholder of the Company.

11.           Administration.  The Committee shall have the power to interpret the Long-Term Incentive Plan, the Notice of Grant and this Award, and to adopt such rules for the administration, interpretation, and application of the Long-Term Incentive Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Long-Term Incentive Plan or this Award.

12.           Restrictions and Related Representations. Upon the acquisition of any shares of Common Stock pursuant to the vesting of the Restricted Stock Units granted pursuant hereto, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with this Award.  In addition, the certificate or certificates representing any shares will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

13.           Notices and Electronic Delivery.  Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail unles the Company, in its sole discretion, decides to deliver any documents related to Restricted Stock Units awarded under the Long-Term Incentive Plan or future restricted stock units that may be awarded under the Long-Term Incentive Plan by electronic means or request the Participant’s consent to participate in the Long-Term Incentive Plan by electronic means.  The Participant’s hereby consents to receive such documents by electronic delivery and agrees to participate in the Long-Term Incentive Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Any notice given by the Company to the Participant directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder.  The Participant shall be deemed to have familiarized himself with all matters contained herein and in the Long-Term Incentive Plan which may affect any of the Participant’s rights or privileges hereunder.

14.           Scope of Certain Terms.  Whenever the term “Participant” is used herein under circumstances applicable to any other person or persons to whom this Award may be assigned in accordance with the provisions of Paragraph 9 (Assignability) of this Agreement, it shall be deemed to include such person or persons.  The term “Long-Term Incentive Plan” as used herein shall be deemed to include the 2004 Long-Term Incentive Plan of Fossil, Inc. and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Section 5 of the Long-Term Incentive Plan. Unless otherwise indicated, defined terms herein shall have the meaning ascribed to them in the Long-Term Incentive Plan.

15.           General Restrictions.  This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

16.           Adjustments for Changes in Capitalization.  In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Long-Term Incentive Plan, in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Long-Term Incentive Plan.  In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

17.           Severability.  If all or any part of this Award or the Long-Term Incentive Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award or the Long-Term Incentive Plan not declared to be unlawful or invalid.  Any Section of this Award (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.           No Right of Employment. Neither the granting of the Restricted Stock Units, the exercise of any part hereof, nor any provision of the Long-Term Incentive Plan or this Award shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Subsidiary to employ the Participant for any specified period.

19.           Amendment.  This Award may be amended only by a writing executed by the Company and the Participant which specifically states that it is amending this Award.  Notwithstanding the foregoing, this Award may be amended solely by the Committee by a writing which specifically states that it is amending this Award, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affecting the rights of the Participant hereunder may be made without the Participant’s written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Restricted Stock Units or this Award in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Restricted Stock Units which are then subject to restrictions as provided herein.

20.           Precondition of Legality.  Notwithstanding anything to the contrary contained herein, the Participant agrees that the Company will not be obligated to issue any shares pursuant to this Award, if the issuance of such shares would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or transaction quotation system.

21.           Incorporation of the Long-Term Incentive Plan. This Award is subject to the Long-Term Incentive Plan, a copy of which has been furnished to the Participant and for which the Participant acknowledges receipt.  The terms and provisions of the Long-Term Incentive Plan are incorporated by reference herein.  In the event of a conflict between any term or provision contained here in and a term or provision of the Long-Term Incentive Plan, the applicable terms and provisions of the Long-Term Incentive Plan shall govern and prevail.

22.           Construction.  The Restricted Stock Units are being issued pursuant to Section 7 of the Long-Term Incentive Plan and are subject to the terms of the Long-Term Incentive Plan.  A copy of the Long-Term Incentive Plan has been given to the Participant, and additional copies of the Long-Term Incentive Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Award violates or is inconsistent with an express provision of the Long-Term Incentive Plan, the Long-Term Incentive Plan provision shall govern and any inconsistent provision in this Award shall be of no force or effect.

23.           Language.  If the Participant has received this Award Agreement or any other document related to the Long-Term Incentive Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

24.           Governing Law.  The Restricted Stock Unit grant and the provisions of this Award Agreement are governed by, and subject to, the laws of the State of Delaware, as provided in the Long-Term Incentive Plan.

*   *   *

APPENDIX A
TO TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
SPECIAL PROVISIONS FOR PARTICIPANTS OUTSIDE THE UNITED STATES

This Appendix A, which is part of the Award Agreement, includes additional terms and conditions of the award of Restricted Stock Units that will apply to Participants in the countries listed below.  Please note that the exchange control information provided below is current as of May 2007.  However, exchange controls are subject to change and the Participants should consult his or her personal advisor(s) with respect to the applicable exchange controls (if any) which may apply to the vesting of the Restricted Stock Units, acquisition and/or sale of the Shares.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Award Agreement and the Notice of Grant.

Australia

No special provisions.

Austria

Consumer Protection Act Notice

The Participant acknowledges that he or she may be entitled to revoke the Award Agreement on the basis of the Austrian Consumer Protection Act according the following rules:

(i)
If the Participant receives the award of Restricted Stock Units under the Plan outside the business premises of the Company, the Participant may be entitled to revoke his or her acceptance of the Award Agreement.  The revocation must be made within one week after the Participant has signed the Notice of Grant.

(ii)
The revocation must be in written form to be valid.  It is sufficient if the Participant returns the Award Agreement to the Company or the Company’s representative with language that can be understood as his or her refusal to conclude or honor the Award Agreement.  It is sufficient if the revocation is sent within the period discussed above.

Canada

No special provisions as no employees reside in Quebec.

France

No special provisions.

Germany

No special provisions.

APPENDIX A

Hong Kong

Restricted Stock Units Payable Only in Shares

Restricted Stock Units awarded to Participants in Hong Kong shall be paid in Shares only.  In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Plan.

Securities Law Notice

This offer of Restricted Stock Units and the Shares subject to the Restricted Stock Units is not a public offer of securities and is available only for the personal use of each eligible employee of the Company or any parent or Subsidiary participating in the Plan.  The contents of this Appendix A, the Award Agreement and the Plan have not been reviewed by any regulatory authority in Hong Kong and are prepared in accordance with or intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong.

Italy

Exchange Controls

Participant must report on their annual tax return the transfer of shares of Common Stock exceeding EU12,500 to Italy, any foreign investment held abroad at the end of the calendar year in excess of EU12,500 (including shares of Common Stock), and the amount of the transfers to and from abroad which have had an impact during the calendar year on foreign investments outside of Italy.

Plan Document Acknowledgement

By accepting the award of Restricted Stock Units, the Participant acknowledges that he or she has received a copy of the Plan, has review the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement.

The Participant further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Award Agreement:  Paragraph 6:  Tax Withholding Obligations; Paragraph 7:  Nature of Grant; Paragraph 9:  Assignability; Paragraph 13: Notices and Electronic Delivery; Paragraph 24:  Governing Law; and the Data Privacy Consent below.

Data Privacy Notice and Consent

Notwithstanding Paragraph 8 or any other provision of the Award Agreement, Participant agrees that the following shall apply with regard to data privacy in Italy:

Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of Appendix A by and among, as applicable, the Employer and the Company and any of its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

APPENDIX A

Participant understands that the Employer, the Company and any of its Subsidiaries may hold certain personal information about Participant, including, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of the award of Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of managing and administering the Plan (“Data”).

Participant also understands that providing the Company with Participant’s Data is necessary for the performance of the Plan and that Participant’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.  The Controller of personal data processing is Fossil, Inc., with registered offices at 2280 N. Greenville Ave., Richardson, Texas 75082, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Fossil Italia, S.r.l. with registered offices at Via Vecchia Ferriera, 4 I-36100 Vicenza, Italy.  Participant understands that Participant’s Data will not be publicized, but it may be transferred to Citi Smith Barney or other third parties, banks, other financial institutions or brokers involved in the management and administration of the Plan.  Participant further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to Citi Smith Barney or another third party with whom Participant may elect to deposit any Shares acquired under the Plan.  Such Participants may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that these Participants may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Participant’s Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan.  Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, ask for rectification of Participant’s Data and estop, for legitimate reason, the Data processing.  Furthermore, Participant is aware that Participant’s Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources department.

APPENDIX A

Japan

No special provisions.

Mexico

Labor Law Policy Statement

This provision supplements Paragraph 7 of the Agreement:

In accepting the Restricted Stock Units, the Participant acknowledges that he or she understands and agrees that: (i) the Restricted Stock Units are not related to the salary and other contractual benefits granted to the Participant by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Policy Statement:

La invitación que la Compañía hace en relación con el Plan es unilateral y discrecional, por lo tanto, la Compañía se reserva el derecho absoluto para modificar o terminar el mismo en cualquier momento, sin ninguna responsabilidad para el Otorgario.

Esta invitación y, en el caso del  Otorgario, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre el Otorgario  y la Compañía.  Tampoco establece derecho alguno entre el Otorgario y su empleador.

English Translation:

The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Participant.

This invitation and, in Participant’s case, the receipt of shares does not, in any way, establish a labor relationship between the Participant and the Company and it does not establish any rights between Participant and the Employer.

Netherlands

Notification For Dutch Participants

The Participant has been granted Restricted Stock Units under the Plan, pursuant to which the Participant may acquire shares of the Company’s Shares.  Participants that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of Shares issued upon vesting of the Restricted Stock Units.  In particular, the Participant may be prohibited from effecting certain Share transactions if he or she has insider information regarding the Company.

APPENDIX A

Below is a discussion of the applicable restrictions.  The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her.  If it is uncertain whether the insider rules apply, we recommend that the Participant consults with his or her legal advisor.  Please note that the Company cannot be held liable if a Participant violates the Dutch insider rules.  The Participant is responsible for ensuring his or her compliance with these rules.

By entering into the Award Agreement and participating in the Plan, the Participant acknowledges having read and understood the Notification below and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition Against Insider Trading

Dutch securities laws prohibit insider trading.  Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be any employee of the Company or its Dutch Subsidiary who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

Exchange Controls

The Dutch Central Bank may require that certain reporting requirements be complied with in connection with payments received from abroad.  The Participant should check with his or her financial institution before transferring funds to the Netherlands from the sale of the shares of Common Stock or dividends.

Singapore

Securities Law Notification

The grant of the award of Restricted Stock Units under the Plan is being made on a private basis and is, therefore, exempt from registration in Singapore.  Shares of Common Stock are traded on a U.S. exchange and Participants are not able to resell shares on a Singapore exchange.

APPENDIX A

Director Notification

If the Participant is a director, associate director or shadow director of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., Restricted Stock Units, shares of Common Stock) in the Company or any related companies.  Please contact the Company to obtain a copy of the notification form.  In addition, the Participant must notify the Singapore Subsidiary when the Participant sells shares of Common Stock of the Company or any related company (including when the Participant sells shares of Common Stock acquired pursuant to this award).  These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company.  In addition, a notification must be made of the Participant’s interests in the Company or any related company within two days of becoming a director.

Spain

Labor Law Acknowledgement

This paragraph supplements paragraph 7 of the Award Agreement.

In accepting the Restricted Stock Unit award, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan and the Award Agreement.  The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that the grant will not bind the Company or any of its Subsidiaries.  Consequently, the Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units or the shares of Common Stock acquired pursuant to the award shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, the Participant understands that this award would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.

Exchange Control Requirements

To participate in the Plan, the Participant must comply with exchange control regulations in Spain.  When Participant sells the shares of Common Stock received upon the vesting of the Restricted Stock Units or receives dividends on such shares and transfers the cash proceeds from these transactions into Spain, the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made.  The Participant will need to provide the institution with the following information:  (i) the Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company (i.e., Richardson, Texas, USA); (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) further information that may be required.

APPENDIX A

If the Participant wishes to import the ownership title of shares of Common Stock obtained under the Plan into Spain, the Participant must declare the importation of such securities to the Dirección General de Política Comercial e Inversiones Exteriores (i.e., the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry of Economy).

Securities Law Notice

The grant of Restricted Stock Units and the shares of Common Stock issued pursuant to the award are considered a private placement outside of the scope of Spanish laws on public offerings and issuances.

Sweden

No special provisions.

Switzerland

No special provisions.

United Kingdom

Tax Withholding Obligations

The following supplements Paragraph 6 of the Award Agreement:

If payment or withholding of the income tax due is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items shall constitute a loan owed by the Participant to the Employer, effective on the Due Date.  The Participant agrees that the loan will bear interest at the then-current HM Revenue and Customs Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Paragraph 6 of the Award Agreement.  Notwithstanding the foregoing, if the Participant is an “Officer” (as defined in Rule 16a-1(f) of the U.S. Securities Exchange Act of 1934), the terms of this provision will not apply to the Participant.  In the event that Tax-Related Items are not collected from or paid by an Officer Participant by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable.  The Participant agrees that Fossil and/or the Employer may collect any income tax and National Insurance Contributions due on this additional benefit from the Participant by any of the means set forth in Paragraph 6 of the Award Agreement.

APPENDIX A

Director Notification

If the Participant is a director or shadow director of a UK Subsidiary of the Company and the UK Subsidiary is not wholly owned by the Company, the Participant is subject to certain notification requirements under the Companies Act.  Specifically, the Participant must notify the UK Subsidiary in writing of the Participant’s interest in the Company and the number and class of shares or rights to which the interest relates.  The Participant must also notify the UK Subsidiary when the Participant acquires or sells Common Stock acquired through the Restricted Stock Units.  This disclosure requirement also applies to any rights or Common Stock acquired by the Participant’s spouse or children (under the age of 18).

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